                                                                    EXHIBIT 99.1


[WEATHERFORD INTERNATIONAL, INC. LOGO]                              NEWS RELEASE



                 WEATHERFORD REPORTS FIRST QUARTER EPS OF $0.37


HOUSTON, April 24, 2001 - - Weatherford International, Inc. (NYSE: WFT) today reported first quarter diluted earnings per share of $0.37 ($43.5 million), a 311 percent improvement over diluted earnings per share from continuing operations in last year's first quarter of $0.09 ($10.0 million). Revenue for the first quarter was $526.2 million and represented a 33 percent increase over the $395.4 million reported last year. Operating income in the quarter was $82.5 million, nearly 200 percent higher than the prior year.

On a sequential quarterly basis, Weatherford's first quarter earnings per share improved 19.4 percent over the fourth quarter of 2000 and, excluding Compression Services, the incremental EBITDA margin was 50 percent for Weatherford.

Customer spending on exploration and production activities for oil and natural gas continued to grow in the quarter, as reflected in 30 percent year-on-year increase in worldwide rig activity. In addition to activity levels, Weatherford's performance was paced by new technology applications, improving pricing and greater utilization of the Company's worldwide infrastructure.

DRILLING & INTERVENTION SERVICES

Revenues for Weatherford's Drilling & Intervention Services division were $282.7 million, 51 percent higher than the prior year and 8 percent higher than the preceding quarter. Operating income was $69.9 million, up 133 percent from the prior year and 16 percent from the fourth quarter of 2000. EBITDA in the first quarter was $97.8 million, up 75 percent from the prior year and 12 percent from the preceding quarter.

Weatherford Reports First Quarter EPS of $0.37
Page 2


On a sequential basis, revenue and profit contributions from all product lines improved. The greatest rate of margin gain was experienced in Underbalanced Services (UBS). Geographically, North American revenues increased 11 percent sequentially. Internationally, revenues increased 3 percent sequentially. The incremental EBITDA margin on a sequential basis was 51 percent for the division.

COMPLETION SYSTEMS

Revenues for Weatherford's Completion Systems division in the first quarter were $76.0 million, 60 percent above the prior year and 10 percent above the preceding quarter. Operating income was $4.3 million, as compared to the $5.1 million loss of the prior year and 238 percent better than the preceding quarter. EBITDA of $11.2 million was significantly higher than the prior year and 23 percent higher than the fourth quarter of 2000.

Sequentially, the greatest improvements took place in the expandable, liner hanger and inflatable product lines. In particular, expandable revenues doubled and are now running at a $35 million annual run rate. On a sequential basis, Canada had the greatest revenue growth and the incremental divisional EBITDA margin on a sequential basis was 31 percent.

ARTIFICIAL LIFT SYSTEMS

Revenues for Weatherford's Artificial Lift Systems division in the first quarter were $140.5 million, 33 percent higher than the prior year and 3 percent better than the preceding quarter. Operating income was $15.9 million, double that of the prior year and 12 percent higher than the fourth quarter of 2000. EBITDA in the first quarter was $22.8 million, 62 percent above the last year and 5 percent above the preceding quarter. (Note: Artificial Lift Systems current and historical results now include GSI Compression Systems which had formerly been part of Weatherford Global Compression Services.)

On a sequential basis, Artificial Lift Systems performance outperformed relatively soft activity levels for oil production in North America. Geographically, sequential revenue growth of 6 percent in the United States and 7 percent in Latin America was moderated by lower heavy oil activity in Canada. The incremental EBITDA margin was 32 percent, sequentially.

Weatherford Reports First Quarter EPS of $0.37
Page 3


     Houston-based Weatherford International, Inc. (http://www.weatherford.com) is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 50 countries and employs approximately 11,500 people worldwide.


                                      # # #


Contact:
Don Galletly               (713) 693-4148

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the integration of recent acquisitions, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International, Inc.'s Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity and the demand for and pricing of Weatherford's products. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

                         WEATHERFORD INTERNATIONAL, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)



                                                                  Three Months Ended
                                                                        March 31,
                                                                 ----------------------
                                                                    2001         2000
                                                                 ---------    ---------
Net Revenues:
       Drilling and Intervention Services                        $ 282,704    $ 187,529
       Completion Systems                                           76,006       47,621
       Artificial Lift Systems                                     140,509      105,803
       Compression Services                                         26,939       54,429
                                                                 ---------    ---------
                                                                   526,158      395,382
                                                                 ---------    ---------

Operating Income (Loss):
       Drilling and Intervention Services                           69,921       30,010
       Completion Systems                                            4,277       (5,115)
       Artificial Lift Systems                                      15,906        8,018
       Compression Services                                           (597)       2,504
       Equity in Earnings                                            2,758          834
       Corporate Expenses                                           (9,719)      (8,578)
                                                                 ---------    ---------
                                                                    82,546       27,673

Other Expense:
       Other, Net                                                     (147)         970
       Interest Income                                                 910          617
       Interest Expense                                            (15,291)     (13,022)
                                                                 ---------    ---------
Income Before Income Taxes                                          68,018       16,238
Provision for Income Taxes                                         (24,486)      (5,682)
                                                                 ---------    ---------
Income Before Minority Interest                                     43,532       10,556
Minority Interest Expense, Net of Taxes                                (22)        (563)
                                                                 ---------    ---------
Net Income from Continuing Operations                               43,510        9,993
Loss from Discontinued Operations, Net of Taxes                       --         (3,458)
                                                                 ---------    ---------
Net Income                                                       $  43,510    $   6,535

Basic Earnings Per Share:
       Income from Continuing Operations                         $    0.39    $    0.09
       Loss from Discontinued Operations                              --          (0.03)
                                                                 ---------    ---------
       Net Income Per Share                                      $    0.39    $    0.06
                                                                 =========    =========
       Basic Weighted Average Shares Outstanding                   110,541      108,752
                                                                 =========    =========

Diluted Earnings Per Share (1):
       Income from Continuing Operations                         $    0.37    $    0.09
       Loss from Discontinued Operations                              --          (0.03)
                                                                 ---------    ---------
       Net Income Per Share                                      $    0.37    $    0.06
                                                                 =========    =========
       Diluted Weighted Average Shares Outstanding                 124,850      111,318
                                                                 =========    =========

Other Information:
    Cash Earnings Per Diluted Share from Continuing Operations   $    0.44    $    0.16
                                                                 =========    =========
    Depreciation and Amortization:
       Drilling and Intervention Services                        $  27,861    $  26,009
       Completion Systems                                            6,951        6,451
       Artificial Lift Systems                                       6,873        6,021
       Compression Services                                          4,184        9,182
       Corporate                                                       765          751
                                                                 ---------    ---------
                                                                 $  46,634    $  48,414
                                                                 =========    =========



(1) Diluted earnings per share for the three months ended March 31, 2001, equals net income plus $2.5 million net amortization of original issue discount on the Zero Coupon Convertible Senior Debentures, divided by the weighted average common shares outstanding, after giving effect to dilutive stock options, as well as 9.1 million shares assumed to be issued on conversion of the Debentures.